Joint Filer Information

Name:   Corporate Opportunities Fund (Institutional), L.P.

Address:  126 East 56th Street, 24th Floor
   New York, New York 10022

Designated Filer: Corporate Opportunities Fund, L.P.

Issuer & Ticker Symbol: Questcor Pharmaceuticals, Inc. (QSC)

Statement for (Month/Year) February 13, 2004

Signature:  Corporate Opportunities Fund (Institutional), L.P.
   By: SMM Corporate Management, LLC, general partner

   By       /s/ James C. Gale*
        James C. Gale, Manager

Name:   SMM Corporate Management, LLC

Address:  126 East 56th Street, 24th Floor
   New York, New York 10022

Designated Filer: Corporate Opportunities Fund, L.P.

Issuer & Ticker Symbol: Questcor Pharmaceuticals, Inc. (QSC)

Statement for (Month/Year) February 13, 2004

Signature:         /s/ James C. Gale*
   James C. Gale, Manager

Name:   Sanders Morris Harris Inc.

Address:  600 Travis, Suite 3100
   Houston, Texas 77002

Designated Filer: Corporate Opportunities Fund, L.P.

Issuer & Ticker Symbol: Questcor Pharmaceuticals, Inc. (QSC)

Statement for (Month/Year) February 13, 2004

Signatures:         /s/ James C. Gale*
   James C. Gale, Managing Director

Name:   James C. Gale

Address:  126 East 56th Street, 24th Floor
   New York, New York 10022

Designated Filer: Corporate Opportunities Fund, L.P.

Issuer & Ticker Symbol: Questcor Pharmaceuticals, Inc. (QSC)

Statement for (Month/Year) February 13, 2004

Signature:         /s/ James C. Gale*
   James C. Gale